Exhibit 99.1



  IBC Announces Plan to Consolidate Depots, Delivery Routes and Retail Outlets
                       in its Upper Midwest Profit Center

                     Strategic Pricing Actions Under Review


         Kansas City, Missouri - February 27, 2006 - Interstate Bakeries Corp.
(IBC) (OTC:IBCIQ.PK) gave further details in a filing with the U.S. Bankruptcy Court here today about its plans to consolidate routes, depots and retail outlets in its Upper Midwest Profit Center (PC), affecting approximately 230 employees in Indiana and Michigan. The company said that, subject to bankruptcy court approval, it expects to complete the consolidation of depots, routes and retail outlets by March 13. The company is still considering whether additional consolidations, restructurings or closures are warranted in the Upper Midwest PC and intends to announce in the near future what, if any, additional measures it will undertake.

         The preliminary estimate of charges to be incurred in connection with the consolidation in the Upper Midwest PC is approximately $0.7 million, including approximately $0.4 million of severance charges, approximately $0.1 million of asset impairment charges, and approximately $0.2 million in other charges. IBC further estimates that approximately $0.6 million of such costs will result in future cash expenditures. In addition, IBC estimates that the payment of approximately $0.3 million in capital expenditures and accrued expenses will be required to effect the consolidation.

         In response to significant increases in production costs - primarily related to rising ingredient prices (such as flour and sugar) and continuing high energy costs - throughout all regions, the company announced that it is reviewing the prospect of passing these increased costs along through strategic pricing actions. Any strategic pricing actions would be in addition to the company's efforts to reduce costs through the PC review and consolidation process. Increased production costs have had a significant negative effect on the company's operating margins in recent periods. Any strategic pricing actions, together with the cost control efforts mentioned above, would be designed to lessen the impact of the higher production costs on the company's operating margins. No assurance can be given that the company will be able to pass along any portion of the increased production costs through pricing actions or that such pricing actions will not have a negative effect on sales. Further, no assurance can be given that the PC review and consolidation process will be successful or aid the company's efforts to offset the increased production costs.

         As previously disclosed, IBC currently contributes to more than 40 multiemployer pension plans as required under various collective bargaining agreements, many of which are underfunded. The portion of a plan's under funding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability." Certain of the plans have filed proofs of claim in IBC's bankruptcy case alleging that partial withdrawals have already occurred. IBC disputes these claims; however, there is a risk that the consolidation announced today could significantly increase the amount of the liability to IBC should a partial withdrawal from the multiemployer pension plans covering the Upper Midwest PC employees be found to have occurred. IBC is conducting the Upper Midwest PC consolidation in a manner that it believes will not constitute a total or partial withdrawal from the relevant multiemployer pension plans. Nevertheless, due to the complex nature of such a determination, no assurance can be given that withdrawal claims based upon IBC's prior action or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should a partial withdrawal be found to have occurred, the amount of any partial withdrawal liability arising from the underfunded multiemployer pension plans to which IBC contributes would likely be material and could adversely affect our financial condition and, as a general unsecured claim, any potential recovery to our constituencies.

         Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy. The company continues to operate its business in the ordinary course as a debtor-in-possession.

About the Company
-----------------

         Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The company is headquartered in Kansas City.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the company's newly implemented financial reporting systems; the ability of the company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the company to operate pursuant to the terms of its DIP financing facility; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the company's liquidity or results of operations; the ability of the company to finalize, fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the company's financial statements following the company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the company's fiscal 2004 and 2005 Forms 10-K and fiscal 2005 and 2006 Forms 10-Q; the company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the company's restructuring process, including the risks associated with higher than anticipated costs and delays in completion of the PC review and bakery and route consolidations and the failure of such efforts to achieve the desired results; the impact of any withdrawal liability arising under the company's multiemployer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; risks associated with the company's recent new product introductions, including the success of such new products in achieving and retaining market share; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.